UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-12122

Date of Report (Date of earliest event reported): March 4, 2009

APOLLO SOLAR ENERGY, INC.
(Name of Small Business Issuer in its Charter)

Nevada	84-0601802
(State or other jurisdiction	(I.R.S. Employer ID Number)
of incorporation or organization)

c/o American Union Securities, Inc.
100 Wall Street, 15th Floor, New York, NY 10005
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 4, 2009, Mr. Elliot M. Maza and Mr. James M. Lee were appointed to serve as members of the Company’s board.  Messrs. Maza and Lee will serve as independent directors under the NASDAQ rules. Mr. Elliot M. Maza has also been appointed to serve as chairman of the Company’s Audit Committee.

Mr. Maza, aged 53, has served as Executive Vice President and Chief Financial Officer of Intellect Neurosciences, Inc. (OTC: ILNS), a development stage biopharmaceutical company since May 2006. From December 2003 to May 2006, Mr. Maza served as the Chief Financial Officer of Emisphere Technologies, Inc. (NASDAQ: EMIS), a biopharmaceutical company. Mr. Maza was previously a partner at Ernst & Young LLP and a Vice President at Goldman Sachs, Inc. and JP Morgan Securities, Inc.

Mr. James M. Lee, aged 62, has 30 years experience working in the semiconductor industry. Prior to joining the Company, Mr. Lee served at Intel Corporation (NASDAQ: INTC) for 21 years. During his tenure at Intel, Mr. Lee served as Director of Intel’s California Technology Lab and General Manager of Intel’s manufacturing subsidiary in Shanghai.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

        99.1 Press Release released publicly on March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

March 12, 2009	By:	/s/ Renyi Hou
Name: Renyi Hou
Title: Chief Executive Officer